CANADA SOUTHERN PETROLEUM LTD.



                          CANADA SOUTHERN'S CONFLICT -
                           OF-INTEREST CLAIM IS DENIED



     CALGARY,  Alberta, Dec. 20, 1996 -- Canada Southern Petroleum Ltd. [NASDAQ:
CSPLF; Toronto/Boston/Pacific: CSW] said its conflict-of-interest dispute with Amoco Canada's law firm, Bennett Jones Verchere, has been resolved in favor of the law firm in a decision by the Chief Justice of the Court of Queen's Bench here.

     The Company said it petitioned the Court two months ago for dismissal of Bennett Jones because one of its attorneys, who was brought into the firm as a partner, had previously served as principal Canadian counsel to Canada Southern for many years.

     A Canada Southern spokesman said the Court has issued a 39-page opinion that allows Bennett Jones to continue to represent Amoco Canada, adding that Canada Southern will consult with counsel concerning an appeal of that ruling.

     Canada Southern is seeking damages from Amoco Canada and the other current working-interest partners in the Kotaneelee gas field, in which it holds a 30% carried interest.

                                      -RMB-


                   Contact: James R. Joyce, at (203) 245-7664